ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS 86)

Filed in the office of	Document Number 20080411594-64
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 06/17/2008 7:32 AM
	Entity Number E0397462008-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Limited-Liability Company:** (must contain approved limited-liability company wording; see instructions)	SLMI OPTIONS, LLC — Check box if a Series Limited-Liability Company ☐
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	NEVADA BUSINESS SERVICES Name 1805 N. CARSON ST #188 — CARSON CITY — Nevada 89701 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. **Dissolution Date:** (OPTIONAL; see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. **Management:**	Company shall be managed by ☐ Manager(s) OR ☒ Members (check only one box)
5. **Name and Address of each Manager or Managing Member:** (attach additional page if more than 3)	SLMI HOLDINGS, LLC Name 1805 N. CARSON ST #188 — CARSON CITY — NV — 89701 Address — City — State — Zip Code Name Address — City — State — Zip Code Name Address — City — State — Zip Code
6. **Name, Address and Signature of Organizer:** (attach additional page if more than 1)	Mark P Groves — X [signature] Name — Signature 1870 The Exchange, Suite 100 — Atlanta — GA — 30339-2021 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named limited-liability company. X — see attached Resident Agent Acceptance Authorized Signature of R.A. or On Behalf of R.A. Company — Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

Resident Agent Acceptance

General Instructions for this form:

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Please print legibly or type; Black Ink Only
2. Complete all fields. Do not highlight.
3. Ensure that document is signed in signature field.

In the matter of SLMI OPTIONS, LLC
(Name of business entity)

I, NEVADA BUSINESS SERVICES
(Name of resident agent)

hereby state that on ______ (Date) I accepted the appointment as resident agent for the above named business entity. The street address of the resident agent in this state is as follows:

1805 N. CARSON ST #188
(MANDATORY) Physical Street Address

Suite number

CARSON CITY
City

NEVADA

89701
Zip Code

Optional: (address where mail will be sent)

(OPTIONAL) Additional Mailing Address

Suite number

City

State

Zip Code

Signature:
Maryann Dickens
Authorized Signature of R.A. or On Behalf of R.A. Company

Date 6/13/08